Exhibit 1.1

DISTRIBUTION AGREEMENT

 September 3, 2021

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Stuart Barich

Ladies and Gentlemen:

ADMA Biologics, Inc., a Delaware corporation (the “Company”), confirms its agreement with Raymond James & Associates, Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you,” the “Agent” or “Raymond James”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common stock, $0.0001 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $50,000,000 (the “Maximum Amount”), subject to the limitations set forth in Section 2(h) hereof, on the terms set forth in Section 1 of this Agreement.  Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-256643), which became effective on August 3, 2021 (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”); and such registration statement sets forth the terms of any offering of Shares, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

1

Except where the context otherwise requires, as used herein: “Base Prospectus” means the prospectus dated May 28, 2021, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with any offering of Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(c) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; “Permitted Free Writing Prospectus” means the documents listed on Exhibit B attached hereto and any other “Issuer Free Writing Prospectus” (as defined in Rule 433 of the Act) that relates to the Shares, and which the Company and Raymond James reasonably agree from time to time is a Permitted Free Writing Prospectus.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and the Agent agree as follows:

1.	Issuance and Sale.

a.
Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent with all due diligence materials and information reasonably requested by the Agent and necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”).  The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in a form to be agreed to by the Company and Raymond James at such time as necessary, relating to such sale in accordance with Section 2 of this Agreement (each such transaction being referred to as a “Principal Transaction”).  As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price (as defined in Section 2(b) below) of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Global Market (“Nasdaq”).

b.
Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder.  The Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined in Section 2(a) below).  Neither the Company nor the Agent shall have any obligation to enter into an Agency Transaction.  The Company shall be obligated to issue and sell through the Agent, and the Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined in Section 2(a) below) to the Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Agent as provided in Section 2 below.

c.
The Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at-the-market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market Offerings”), and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

d.
If Shares are to be sold in an Agency Transaction in an At-the-Market Offering, the Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day (including, for the avoidance of doubt, confirmation that no such Shares have been in sold on the applicable Exchange Business Day, if applicable) and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

e.
If the Company shall default on its obligation to deliver Shares to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, as applicable, other than as the result of bad faith or willful misconduct of the Agent, the Company shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company, and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

f.
The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Shares, (ii) the Agent shall not incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agent shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Company in a Terms Agreement.

2.	Transaction Acceptances and Terms Agreements.

a.
The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email in a form to be agreed between the Company and the Agent, and shall set forth the information specified below (each, a “Transaction Proposal”).  If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)
the maximum number of Shares to be sold by the Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	the Agent’s discount or commission, in accordance with Section 2(b) below.

In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance.  The Company or the Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate any offering of Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement.  Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.  During the term of any such suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) hereof, be deemed to affirm any of the representations or warranties in this Agreement pursuant to Section 3 or 6(a) hereof, or be obligated to conduct any due diligence session referred to in Section 6(f) hereof until the termination of the suspension and the recommencement of any offering of Shares pursuant to this Agreement.

b.
The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance.  Except as otherwise agreed between the Company and the Agent, the Agent’s commission for any Shares sold through the Agent pursuant to this Agreement shall be a percentage equal to 3.0% of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in and confirmed by, as the  case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Agent acts as principal in a Principal Transaction, in which case such commission or a discount shall be set forth in the applicable Terms Agreement.  In addition, in the event the Company engages the Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Agent’s commission for any such transaction shall be 3.0% for any Shares sold.  The Gross Sales Price less the Agent’s commission and after deduction for any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

c.
Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company specified in Exhibit C (or such other account which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Agent.  Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day following each Purchase Date, unless another date shall be agreed upon by the Company and the Agent (each, an “Agency Settlement Date”).

d.
If, as provided in the related Transaction Proposal, a Floor Price has been set by the Company with respect to a Purchase Date and the Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Agent, and the Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Agent otherwise agree in writing.

e.
If either the Company or the Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.  On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offering of Shares or sale of the Shares, the Company and the Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.

f.
If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement to the Agent as principal in a Principal Transaction, it will notify the Agent of the proposed terms of the Principal Transaction.  If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent unless and until the Company and the Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement.  Each sale of the Shares to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Agent, as principal.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent.  The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement.  Any such Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, the Agent, if any, acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

g.
Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10‑Q or an Annual Report on Form 10‑K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

h.
Anything in this Agreement to the contrary notwithstanding, a Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number or aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total number of shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors (the “Board”) or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof.  Moreover, the Company shall not authorize the issuance and sale of, and the Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Floor Price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or in excess of the number or amount of Shares for which the Company has filed the Prospectus Supplement or other prospectus supplement specifically relating to the offering of the Shares pursuant to this Agreement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.  Furthermore, the Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof.

3.	Representations, Warranties and Agreements of the Company.

The Company represents and warrants on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

a.
Form S-3. The Company meets the requirements for use of Form S-3 under the Act. As of the close of trading on Nasdaq on September 2, 2021, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75.0 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on September 2, 2021 by (y) the number of Non-Affiliate Shares outstanding on September 2, 2021). The Company is not, and has not been for at least 12 calendar months prior to the filing of the Registration Statement, a shell company. The Company has prepared and filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission promulgated thereunder, the Registration Statement, relating to, among other things, the Shares. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Act and comply in all material respects with such Rule.  In the section entitled “Plan of Distribution” in the Prospectus Supplement, the Company has named Raymond James & Associates, Inc. as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement.  When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective, it (i) complied or will comply, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Prospectus as amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, complied in all material respects with the applicable provisions of the Act and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, the Prospectus delivered to the Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 3(a) shall apply to statements in, or omissions from, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Agent specifically for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Agent for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are the statements set forth in Exhibit D hereto (collectively, the “Information Supplied by the Agent”). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts for the sale of such Shares, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares. “Time of Sale Information” means, collectively, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and any Issuer Free Writing Prospectus, all considered together, at the Time of Sale.

b.
Representation Date. As of each Representation Date, none of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with the Information Supplied by the Agent.

c.
No Stop Orders. The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any free writing prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Act has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Act has been or will be made in the manner and within the time period required by such rules.

d.
Incorporation by Reference. The Incorporated Documents, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of the Incorporated Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

e.
Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, including any Incorporated Documents that has not been superseded or modified by the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Agent and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

f.
Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business as a foreign corporation or other organization in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

g.
Not Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Act. Any Permitted Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act. Each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Act including timely filing with the Commission or retention where required and legending, and each such Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

h.
Accuracy of Description. There is no document, contract or other agreement required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act. Each description of a contract, document or other agreement in the Registration Statement or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement or the Prospectus or listed in the exhibits to the Registration Statement to which the Company is a party or to which its assets are bound is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. The Company is not and, to the Company’s knowledge, no other party is, in material default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a material default. No material default exists, and no event has occurred which with notice or lapse of time or both would constitute a material default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which the Company or its properties or business may be bound or affected.

i.
Statistical and Market Data. The statistical and market related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

j.
Authorized Capital Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus). All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the shares of Common Stock to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

k.
Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to any offering of Shares or the listing of the Shares for trading on the Exchange. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of the Company and its Subsidiaries, taken as a whole, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general economic or political conditions or conditions in securities markets or that are generally applicable to the industry in which the Company or its Subsidiaries operate, provided that such effects do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner, or (ii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

l.
Accountants. CohnReznick LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and the Prospectus, are registered independent public accountants as required by the Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board. There are no disagreements of any kind presently existing between the Company and CohnReznick LLP.

m.
No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of its or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

n.
Contracts. Each contract that is material to the business of the Company and its Subsidiaries has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as applicable, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

o.
No Actions. Except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or to which the Company or its Subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not disclosed as required. Except as described in the Registration Statement, Time of Sale Information or Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.

p.
Properties. Except as would not have, individually or in the aggregate, a Material Adverse Effect, or as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its Subsidiaries has good and marketable title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) as provided by the Company’s Credit Agreement, dated as of February 11, 2019, with Perceptive Credit Holdings II, LP, as amended on May 3, 2019 and December 8, 2020, (ii) such as are described in the Time of Sale Information and the Prospectus or (iii) such as do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

q.
No Material Adverse Change. Since June 30, 2021, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction, in each case that are not or is not in the ordinary course of business of the Company or its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any cash dividends or other cash distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than any sale of Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Board, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); (v) no event, liability, fact, circumstances, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed to be made that has not been publically disclosed at least one (1) trading day prior to the date that this representation is made; and (vi) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

r.
Information Technology. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate within reasonable industry standards for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

s.
Privacy. The Company and its Subsidiaries are, and at all times in the past three years have been, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To facilitate compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times during the last three years made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

t.
Clinical Trials. The clinical trials and other studies conducted by the Company, or, to the Company’s knowledge, by its collaborators or contractors on behalf of the Company (collectively, “studies”), that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Information or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with applicable Health Care Laws (as defined below), including relevant and applicable good clinical practices (GCPs), and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are materially inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus; the Company and its Subsidiaries have made all such material filings and obtained all such material approvals in relation to the studies as may be required by United States Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); and neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus.

u.
Health Care Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its Subsidiaries are, and at all times have been, in material compliance with all Health Care Laws applicable to their business and operations. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written notice of any material claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

v.
Intellectual Property. Each of the Company and its Subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its Subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; there is no material claim pending against the Company or its Subsidiaries with respect to any Intellectual Property and the Company and its Subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its Subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

w.
Compliance. None of the Company nor its Subsidiaries have been advised, nor do any of them have any reason to believe, that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

x.
Taxes. The Company and its Subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any Subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its Subsidiaries.

y.
Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

z.
Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

aa.
Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in the Registration Statement and the Prospectus, that is not so described.

bb.
Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to have been described under applicable securities laws in the Registration Statement and the Prospectus that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create contingencies or liabilities that have not been otherwise disclosed by the Company in the Registration Statement and the Prospectus.

cc.
Governmental Permits. Except as otherwise disclosed in the Time of Sale Information and the Prospectus, each of the Company and its Subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

dd.
Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

ee.
Listing Compliance. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

ff.
Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) all fraud, whether or not material, known to the Company, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that has materially affected or is reasonably likely to materially affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company and its Subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder. The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

gg.
Foreign Corrupt Practices. None of the Company or any of its Subsidiaries or affiliates, or any officer or employee thereof, or, to the Company’s knowledge, any director, agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

hh.
OFAC. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of any sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ii.
Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s and its Subsidiary’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

jj.
Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believes that their relations with their employees are good. No current executive officer of the Company (as defined in Rule 501(f) promulgated under the Act) has notified the Company, as applicable, that such officer intends to leave the Company or any Subsidiary, as applicable, or otherwise terminate such officer’s employment with the Company or any Subsidiary, as applicable. To the knowledge of the Company, no executive officer of the Company or any Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

kk.
ERISA. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

ll.
Environmental Matters. The Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its Subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

mm.
FINRA. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

nn.
No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.  No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise.

oo.
No Price Stabilization or Manipulation.  Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

pp.
Related Party Transactions.  Except as set forth in the Registration Statement, Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement, Time of Sale Information and the Prospectus. Additionally, no relationship, direct or indirect, exists between the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that have not been described as required. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

qq.
Brokers.  Except as pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

rr.
No Outstanding Loans of Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Prospectus.  The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

ss.	No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

tt.	Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction.

uu.
Director Independence.  Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by the Exchange and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

vv.
No Integration.  The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Common Shares pursuant to the Registration Statement, the Time of Sale Information and the Prospectus; and except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than Common Stock used pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Agent in connection with any offering of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

4.	Certain Covenants of the Company. The Company covenants and agrees with the Agent as follows:

a.
The Company will use its commercially reasonable efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly, and if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (iv) within the period of time referred to in Section 4(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.  The Company will provide the Agent with copies of the form of Prospectus, in such number as the Agent may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

b.
The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

c.
The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Agent be required by the Act or requested by the Commission.

d.
The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Agent and obtain your consent, which will not be unreasonably withheld, prior to filing any of those with the Commission.

e.	The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent, which will not be unreasonably withheld.

f.
The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent preliminary prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

g.
Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prospectus.  Consistent with the provisions of Section 4(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Agent, prior to the date of the Prospectus, of each preliminary prospectus so furnished by the Company.

h.
As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Agent a prospectus is required by the Act to be delivered in connection with sales by the Agent, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Agent, without charge, as many copies of the Prospectus and any Time of Sale information in a Terms Agreement (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Shares are offered by the Agent both in connection with any offering and sale of Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Agent or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to any offering of Shares contemplated by the Registration Statement, or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Agent is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5 hereof, file with the Commission and use its commercially reasonable efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Agent, without charge, a reasonable number of copies thereof.

i.
The Company will cooperate with the Agent and counsel for the Agent in connection with the registration or qualification of the Shares for offering and sale by the Agent under the securities or blue sky laws of such jurisdictions as the Agent may reasonably designate and will file such consents to the service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the general service of process in suits, other than those arising out of any offering of Shares or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.  The Company will use its commercially reasonable efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the “blue sky” laws of each state where necessary to permit market‑making transactions and secondary trading and will comply with such “blue sky” laws and will continue such qualifications, registrations and exemptions in effect during the Term of this Agreement.

j.
The Company will make generally available to its security holders a consolidated earnings statement (in a form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

k.
During the Term of this Agreement, the Company will furnish or make available (which may be satisfied by EDGAR filings or the Company’s website postings) to you, upon your request, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

l.
If this Agreement is terminated by the Agent because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Agent for all fees and expenses of counsel for the Agent reasonably incurred by the Agent in connection herewith, subject to an aggregate maximum reimbursement of $50,000.

m.
The Company will apply the net proceeds from any sale of Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

n.	The Company will comply with all provisions of any undertakings contained in the Registration Statement.

o.
The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

p.	The Company will timely file with Nasdaq all documents and notices required by the Nasdaq of companies that have or will issue securities that are traded on the Nasdaq.

q.
The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

r.
Except as otherwise agreed between the Company and the Agent, the Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) the registration, issue and delivery of the Shares; (iii) the qualification of the Shares for offering and sale under the securities or “blue sky” laws of such states or other jurisdictions as the Agent may reasonably designate as described in Section 4(i) (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith); (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act; (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith); (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm; and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Agent shall be responsible for any transfer taxes on resale of Shares by it and any costs and expenses associated with the sale and marketing of the Shares. Notwithstanding the foregoing, the Company shall reimburse the Agent for the reasonable documented fees and disbursements of counsel for the Agent incurred in connection with any offering of Shares contemplated by this Agreement, subject to an aggregate maximum reimbursement of $50,000, which, for the avoidance of doubt, is without duplication of the reimbursement amount to be paid under Section 4(l) of this Agreement.

s.
If any Agency Transactions or Principal Transactions are pending, the Company will not, without (A) giving the Agent at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agent in light of the proposed sale, (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock (other than pursuant to a shelf registration statement under Rule 415 of the Act, a registration statement on Form S-8 or Form S-4 in connection with any long-term incentive plan, any employee plan or Common Stock ownership plan of the Company); or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

t.
If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other actions reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new shelf registration statement.

u.
If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3 at the time it files with the Commission an annual report on Form 10-K or any amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) (such time of filing, the “Form S-3 Eligibility Determination Time”), then it shall, not later than 24 hours after the Form S-3 Eligibility Determination Time, notify the Agent in writing that the Company is no longer eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3 as of the Form S-3 Eligibility Determination Time and shall, not later than not later than the Commission’s close of business on the second Business Day following the date on which the Form S-3 Eligibility Determination Time occurred (and in any event within the applicable time period prescribed therefor by Rule 424(b) under the Act, without reliance on Rule 424(b)(8) under the Act), file with the Commission pursuant to Rule 424(b) under the Act a new prospectus supplement with the Commission reflecting the maximum dollar amount of Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3.

5.
Execution of Agreement.  The Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

a.	The Company shall have delivered to the Agent:

(i)
an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit A hereto;

(ii)
an opinion and negative assurance statement of Morgan, Lewis & Bockius LLP, counsel to the Company, addressed to the Agent and dated the date of this Agreement in a form reasonably satisfactory to the Agent and its counsel;

(iii)
an opinion of Casimir Jones S.C., special counsel for the Company with respect to intellectual property, addressed to the Agent and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agent and its counsel;

(iv)	a comfort letter from CohnReznick LLP, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(v)	evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance;

(vi)	evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement remains effective;

(vii)
resolutions duly adopted by the Board, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)	such other documents as the Agent shall reasonably request.

b.
The Agent shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6.	Additional Covenants of the Company. The Company further covenants and agrees with each of the Agent as follows:

a.
Each Transaction Proposal made by the Company that is accepted by the Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

b.
Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) the Company files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K); (iii) the Company files a Quarterly Report on Form 10-Q under the Exchange Act; (iv) the Company files a Current Report on Form 8-K (except as noted in the proviso at the end of this Section 6(b)); (v) there is a Principal Settlement Date pursuant to a Terms Agreement, or (vi) the Agent shall reasonably request, provided that the Agent shall not make such a request during periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i) through (vi) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within four Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Agent is true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K; or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 that is considered “filed” under the Exchange Act but, for the avoidance of doubt, excluding any Current Report on Form 8-K or any part thereof under Item 2.02 or 7.01 that is “furnished”; and provided, further, that any Current Report on Form 8-K or amendment thereto filed in connection with any acquisition announced prior to the date hereof will not constitute a Bring-Down Delivery Date; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to any offering of Shares of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. Except in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, the requirement to provide a certificate under this section shall be waived for any Bring‑Down Delivery Date occurring at a time when no Agency Transaction is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 6(b), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 6(b) dated as of the date that the instructions for the sale of Shares are issued.

c.
On each Bring-Down Delivery Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 6(b) for which no waiver is applicable and excluding the date of this Agreement, the Company shall, unless the Agent agrees otherwise, cause to be furnished to the Agent the written opinion and, if not included in such opinion, negative assurance letter of Morgan, Lewis & Bockius LLP, counsel to the Company and the written opinion of Casimir Jones S.C., counsel to the Company with respect to intellectual property, in each case, in form and substance reasonably satisfactory to the Agent and its counsel and dated as of the applicable Bring-Down Delivery Date and delivered within four Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Sections 5(a)(ii) and (iii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinion and letter of such counsel referred to in Sections 5(a)(ii) and (iii), furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

d.
On each Bring-Down Delivery Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 6(b) for which no waiver is applicable and excluding the date of this Agreement, the Company shall, unless the Agent agrees otherwise, cause CohnReznick LLP to furnish to the Agent a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered within four Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its Subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agent may reasonably request.

e.
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Agent; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent.

f.
The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of CohnReznick LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its Subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of CohnReznick LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its Subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent and its counsel.

g.
The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross proceeds to the Company from any sale of Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Shares becomes required under Rule 424(b) under the Act, the Company agrees that, on or before such dates as the Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, with regard to the relevant period, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from any sale of Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent.  The Agent will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.
Conditions of the Agent’s Obligation.  The Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

a.
At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)
The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)
In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)
From the date of this Agreement, no event or condition of a type described in Section 3(n) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with any offering of Shares, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)
Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)
The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)
(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)
(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or to the knowledge of the Company threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect.  The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent or the Company and the Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(x)
The Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

b.
Within four Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel, as applicable, and comfort letters and other documents provided for under Sections 6(b) through (d), inclusive.  For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent shall have received the documents described in the preceding sentence.

8.	Termination.

a.

(i)
The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent.  Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)
In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

b.

(i)
The Agent may terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time upon giving prior written notice to the Company.  Any such termination shall be without liability of any party to any other party, except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)
In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) trading generally shall have been suspended or materially limited on or by Nasdaq; (B) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the counter market; (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (D), in the Agent’s reasonable judgment, is material and adverse and makes it impracticable or inadvisable to proceed with any offering of Shares, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement.  If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), then the Company shall be notified promptly in writing.

c.
This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

d.
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b).  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.	Indemnity and Contribution.

a.
The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below.

b.
The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that only such information furnished by Raymond James as of the date of this Agreement consists of the information in the Prospectus as specified in Exhibit D hereto.

c.
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent and its affiliates and their directors and officers and their control persons, if any, or (B) the Company and its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for the Agent and its affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agent, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person, and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement.

d.
If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other, from any offering of Shares pursuant to this Agreement and any Terms Agreements; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from any sale of Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares.  The relative fault of the Company, on the one hand, and the Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e.
The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent with respect to any offering of Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f.	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10.
Notices.  All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 to the attention of Stuart Barich and Tom Donegan (fax no. (212) 314-0444, email: stuart.barich@raymondjames.com and tom.donegan@raymondjames.com, and with copy for informational purposes to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, Attn: Ivan Blumenthal, Esq. (fax no. (212) 983-3115, email: ikblumenthal@mintz.com), and if to the Company, to ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attn: Brian Lenz, Executive Vice President and Chief Financial Officer (email: blenz@admabio.com); and with a copy for informational purposes to Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey, Attn: David Schwartz, Esq. (email: david.schwartz@morganlewis.com).

11.
No Fiduciary Relationship.  The Company acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Shares of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of any offering of Shares) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall not have any responsibility or liability to the Company with respect thereto. Any review by the Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company.

12.
Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.	Governing Law; Construction.

a.
This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

b.	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.
Persons Entitled to Benefit of Agreement.  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof.  Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein.  No purchaser of Shares from or through the Agent shall be deemed to be a successor merely by reason of purchase.

15.
Counterparts.  This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.
Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agent.

17.
Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.
Amendments or Waivers.  No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.
Raymond James as Market Maker.  Raymond James and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company at the same time that Raymond James is acting as agent pursuant to this Agreement; provided that Raymond James acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company and that the Company has and shall have no control over any decision by Raymond James and its affiliates to enter into any such transactions.

20.
Submission to Jurisdiction.  Except as set forth herein, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  Each of Raymond James and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives any right it may have to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement.  Each of Raymond James and the Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon either Raymond James or the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

21.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ADMA BIOLOGICS, INC.

By:	/s/ Adam S. Grossman
Name:	Adam S. Grossman
Title:	President and Chief Executive Officer

Accepted and agreed to as of the
date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Stuart Barich
Name:	Stuart Barich
Title:	Managing Director

[Signature Page to Distribution Agreement]